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                                                                    EXHIBIT 10.4

AGREEMENT

Whereas pursuant to Paragraph 13 of the Heads of Agreement between VASCO CORPORATION (<< Vasco >>), VASCO DATA SECURITY EUROPE S.A. (<< VDSE >> or << the Buyer >>), DIGILINE INTERNATIONAL LUXEMBOURG (<< DIL >> or << the Seller >>), DIGILINE S.A. (<< DB >>), DIGIPASS S.A. (<< DP >>), Dominique COLARD (<< Colard >>) and TOPS S.A. (<< TP >>), it was contemplated that certain additional terms and conditions with respect to the matters contemplated by the Heads of Agreement would be agreed to and executed by the parties;

Whereas below are set forth such additional terms and conditions as have been agreed to by the parties;

Whereas for purposes hereof (i) these additional terms and conditions together with the Heads of Agreement are collectively herein referred to as the << Agreement >> and (ii) the assets and liabilities heretofore conducted by DB (which will prior to the Closing Date be transferred to DP) and the business presently conducted by DP are hereinafter collectively referred to as the << Seller's Business >>;

Whereas the Buyer aknowledges that it has performed the necessary amount of due diligence which it believed to be appropriate for a transaction of the type contemplated herein, that such due diligence has included, amongst others, the review of the complete data put at the disposal of the Buyer and its advisors and accountants at its request and investigations by the Buyer with the management of the Seller.

Article 1

As is contemplated by the Heads of Agreement, TP has transferred its shares of the capital stock of DP for book value to DP. As these shares have been canceled, DIL is currently the sole owner of 100 % of the shares of DP.

As is contemplated by the Heads of Agreement, the capital of DP has been increased and certain assets and liabilities from DB transferred to DP. VASCO and VDSE agree on the terms and conditions of the purchase agreement relating to the transfer of the assets and liabilities from DB to DP.

Vasco and VDSE therefore represent that the conditions set forth in the Bank Guarantee issued by the Bank Paribas have been fully completed by DIL, DP, DB, TP and COLARD.

Vasco and VDSE agree that only the transfer of any amount by VDSE to DIL which specifically relates to the payment of the purchase price of the shares by VDSE to DL as from the Closing Date will diminish the said Bank Guarantee issued by the Bank Paribas for the same amount.

Article 2

For purpose of this Agreement, the term << Material >> shall mean:

(a) with respect to any contract, (i) having a remaining duration of at least 12 months and (ii) involving a commitment to expenditure of at least BEF 1 500 000 or involving the generation of income of at least BEF 1 500 000;

(b) with respect to any asset or liability or change in financial condition, an asset having a book value of at least BEF 1 500 000 or a liability involving an expenditure of at least BEF 1 500 000.

Article 3

DL hereby represents and warrants to and agrees with Vasco and VDSE as follows:

1. DIL is the lawful owner of record of 42 653 shares of the capital stock of DP (<< DP Stock >>).



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2. There are no shares of the capital stock of DP issued or outstanding other than those shares held currently by DIL.

3. The shares of DP owned by D1L are free and clear of all liens, charges, encumbrances and restrictions of any kind and nature whatsoever and none of such shares is subject to any agreement whatsoever with respect to the voting, sale or pledge thereof with respect to any such DP Stock.

4. Except as set forth on Schedule 1, none of DIL, TP, DB or Colard has any interest in any property, real or personal, tangible or intangible, used in the Seller's Business.

5. Any shares of Vasco Common Stock to be acquired by DIL at the sole election of DIL pursuant to this Agreement will be acquired by DIL solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof DL acknowledges that all such shares of Vasco Common Stock will not be registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction, and that all such shares of Vasco Common Stock will bear a legend in substantially the following form:

<< THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933. AS AMENDED, (THE <<SECURITIES ACT>>) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. >>

6. True, complete and correct copies of (a) the Certificate of Incorporation as amended to date, of DP and (b) the by-laws, as currently in effect, of DP are annexed hereto as Schedule 2.

7. DP is a corporation duly organized, validly existing and in good standing under the laws of Belgium and has full corporate power and authority to conduct the Seller's Business.

8. This Agreement has been duly and validly executed and delivered by DIL and constitutes its valid obligation, enforceable against it in accordance with its terms. Except any notification which might be necessary towards the Region wallonne and except for any notices and consents required in relation to the transfer of assets and liabilities of DB to DP, no consent is required to be obtained in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

9. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the articles of incorporation of by-laws or similar governing documents of DP, or (ii) any law, order, rule, regulation, writ, injunction or decree applicable to Seller's Business.

To its knowledge, DP and its conduct of the Seller's Business are in compliance in all material respects with all, and not in violation in any material respect of any applicable law or ordinance, or any order, rule or regulation of any governmental agency or body to which DP or the Seller's Business are subject; nor to its knowledge has DP failed to obtain or to adhere in all material respects to the requirements of any government license, permit or authorization necessary to the ownership of its assets or to the conduct of the Seller's Business. All material governmental permits, licenses and authorizations required by DP in the conduct of the Seller's Business are set forth in
Schedule 3.

10. Except as provided in Schedule 4, DP and the Seller's Business have paid all taxes (payroll, income, franchise, etc.) required to be paid and DP and DB have no liability whatsoever for any taxes except as may be reflected in the Financial Statements of DB and DP for the year ended December 31, 1995 and in



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the intermediary financial statements of DB ended June 30, 1996 (hereafter <<
the Financial Statements >>) and except for any taxes to be paid by DP and relating to its business conducted since January 1st, 1996 for the six-month period ended June 30, 1996.

All Material tangible assets and properties owned by DP or used in the Seller's Business are as of the date hereof usable.

11. All accounts receivables reflected in the Financial Statements and all accounts receivables acquired or created by the Seller's Business subsequent to January 1, 1996, to and including the Closing Date, arose from beneficial transactions in the ordinary course of business.

12. All inventory reflected on the Financial Statements and all inventory relating to the Seller's Business acquired subsequent to December 31, 1995 to and including the Closing Date are of a quality and quantity usable or salable in the ordinary course of business. The values of the inventory carried on the Financial Statements represent the acquisition price of such inventory.

13. Except as set forth on Schedule 5, since December 31, 1995, either DP nor DB (insofar as the assets and liabilities transferred by it to DP are concerned) has:

(a) sold, assigned or transferred any of its assets or properties necessary for the operation of the Seller's Business, except in the ordinary course of business consistent with past practice;

(b) made any amendment or termination of any material contract, commitment or agreement relating to the Seller's Business to which it is a party or by which it is bound; or

(c) with respect to the employees of the Sellers' Business, received notice or had knowledge of any strike or disruption of work of a concerted nature or any threat thereof;

14. Except for the claim received by the Dutch PTT and Security Dynamics, DP has not received notice of any claims which have been asserted by any person to the use of any patents, trademarks, trademark registrations, logos, trade names, assumed names, copyright and copyright registrations or challenging or questioning the validity or effectiveness of any such license or agreement.

15. There are no strikes or disruptions of work involving the employees of the Seller's Business of a concerted nature. DP is not a party to any collective bargaining agreement with any union or other representative of employees except for such collective bargaining agreements (<< conventions collectives>>) which are applicable to all employees in the same business sector.

16. DP represents that he has not hidden any verbal or written notice of any threatened termination or cancellation of the business relationship of the Seller's Business since January 1, 1995 with (a) a major customer of the Seller's Business, or (b) a major supplier of the Seller's Business which would, either individually or in the aggregate have a material adverse effect on the Seller's Business.

17. Set forth on Schedule 6 is the name of each employee of DP and each employee transferred from DB to DP and the gross yearly compensation for each employee with indication of extra legal advantages such as life-insurance, rental costs of cars without fuel, repair and maintenance insurance and other costs related to the use of the cars, luncheon vouchers and medical insurance.

18. The representations and warranties of DL contained in this Agreement shall be true on and as of the date of the closing of the transactions contemplated by this Agreement (the << Closing Date >>) with the same force and effect as through made on and as of such date.






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19. Seller represents that he fully complied with the requests for information contained in the Buyer's due diligence lists submitted by the Buyer and its auditors. Seller further represents that he did not hide or conceal any agreement of a Material nature or information of a Material nature which would have been vital to the due diligence process.

20. Notwithstanding anything to the contrary in this Article 3, Seller's representations and warranties are expressly qualified by and limited by the results of the Buyer's due diligence investigation referred to above; all of Seller's representations and warranties shall be construed to be qualified by all matters apparent from the due diligence investigation whether or not such matters are expressly mentioned in this Article 3 or in any of the Schedules attached to this Agreement.

Article 4

The Buyer and Vasco hereby represents and warrants to the Seller that:

4.1. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is established and has full corporate power and authority to enter into and perform its obligations under this Agreement.

4.2. This Agreement has been duly and validly executed and delivered by it and constitutes its valid and binding obligation, enforceable in accordance with its terms. No consent, authorization or approval of, exemption by, or filing with, any governmental or administrative authority, or any court, is required to be obtained or made by it in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

4.3. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the articles of incorporation or by-laws or similar governing documents of the Buyer or Vasco, or (ii) any law, order, rule, regulation, writ, injunction or decree applicable to the Buyer or Vasco.

Article 5

5.1. Closing. The Closing hereunder shall take place at the offices of DP located in Charleroi, or at such other place as the Buyer and the Seller may agree upon, on July 12th, 1996.

5.2. At the Closing, the Seller shall transfer to the Buyer the ownership of the shares.

5.3. At the Closing the Buyer shall deliver to the Seller an original copy of the Guarantee issued by Banque Paribas covering the balance of the Purchase Price.

5.4 A shareholders' register shall be issued and signed by the appropriate shareholders after the Closing.

Article 6

For the period beginning on the date hereof and ending June 30, 2001, Colard hereby covenants and agrees with VDSE that, unless acting as an officer, employee or consultant to VDSE or an affiliate of VDSE (which for purposes of this Section shall include Vasco), or with VDSE's prior written consent, he will not (i) compete, directly or indirectly, with VDSE, DP or any of their affiliates in regard to the competing products as defined in Section 7 of the Heads of Agreement (the << Competing Products >>), (ii) directly or indirectly, on his own behalf of or as an employee or agent of any other person or entity, contact or approach any person or business, wherever located, for the purpose of competing with VDSE or DP in the Competing Products; (iii) participate as a director, officer, consultant, or partner of, or have any other direct or indirect financial interest in, any enterprise which engages in the Competing Products; or (iv) participate as an employee, agent, representative or consultant in, or render any services to, any enterprise



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in which his responsibility competes, directly or indirectly, with the
Competing Products. Dynapark and Muslimclock are not considered competing products.

Article 7

Colard agrees that he shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, all confidential matters relating to the Seller's Business. The Buyer and Vasco agree that they shall keep secret and retain in strictest confidence and shall not use for the benefit of themselves or others, all confidential informations relating to the business of Colard or DB apart from the Seller's Business purchased by the Buyer hereunder.

Article 8

The Buyer and Vasco undertake jointly and severally (i) to cause a Shareholders Meeting of DP to be held on the Closing Date to appoint new Directors of DP, and (ii) to procure that the former Directors who are resigning from their offices in connection with the sale of the Seller's Business to the Buyer are granted discharge from all liabilities incurred in their capacity as directors of DP at the General Shareholders Meeting of DP which is to be convened for the purpose of approving the 1996 financial statements of DP.

Article 9

9.1. Subject to the limits set forth in this Article 9, the Seller will, on demand by the Buyer, indemnify the Buyer from and against any and all loss, Liability, damage or deficiency (including interest, penalties and reasonable attorneys' fees) that the Buyer may suffer or incur as a result of the inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of the Seller contained in this Agreement (any such inaccuracies or breaches being hereinafter collectively referred to as << Breaches >> and each individually as a << Breach >>). Such an indemnification will be considered as an adjustment of the purchase price paid by the Buyer.

9.2. Any losses, damages or expenses incurred by the Buyer or DP and any respective indemnification by the Seller shall be taken into account after discounting of any tax effect in DP resulting in a reduction of such losses, damages or expenses incurred or the respective indemnification; for this purpose, the Buyer shall make or procure to be made available to the Seller all relevant books of account, records and correspondence of the Buyer, DP and Vasco relevant to the Breach, subject to the Seller's keeping such information confidential.

9.3. Notwithstanding any other provision of this Agreement, the Liability of the Seller in respect of any Breach shall be Limited to claims of not less than BEF 500 000 (five hundred thousand Belgian Francs) in respect of any single Breach or any number of Breaches of the same nature arising out of the same causal event (hereinafter referred to as << Significant Claims >>) and any references in this Agreement to Seller's liability for breach of warranty shall be construed to refer only to liability for Significant Claims.

9.4. The Seller shall have no liability whatsoever in respect of any Significant Claim unless and until the amount recoverable from the Seller in respect of that Significant Claim, when aggregated with all other amounts so recoverable in respect of other Significant Claims, exceeds BEF 3 500 000 (three million five hundred thousand Belgian Francs), whereupon the Seller shall be liable for the whole of all such Significant Claims subject, however, to all provisions of this Article 9.


9.5. The Seller shall have no liability for any Significant Claim unless notice in writing of the Significant Claim, stating in reasonable detail the nature of the claim and the amount of the Significant Claim, shall have been given to the Seller on or before December 31, 1997 (such notice being hereinafter referred to as the << Notice >>).




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9.6. If a Breach may occur or has occurred, the Buyer shall notify the Seller in writing without delay, stating in detail the nature of the Breach, and shall afford the Seller the opportunity, within 120 days, to take reasonable steps to remedy or avoid such Breach or potential Breach.

9.7. The Buyer shall, and shall procure that DP shall, take at Seller's cost and expense such actions as Seller may request to avoid, dispute, resist, appeal, compromise or mitigate any claim by any third party which would give rise to a Breach or any matter which might give rise to a Breach. For the purpose of enabling the Seller to remedy or mitigate a Breach or to otherwise determine the amount of any such claim, the Buyer shall make or procure to be made available to the Seller all relevant books of account, records and correspondence of the Buyer or DP relevant to the Breach, subject to the Seller keeping such information confidential.

9.8. The Seller shall not be liable:

a) in respect of any Breach if, and to the extent that, such Breach occurs as a result of any legislation or amendment to existing legislation not in force on the date hereof;

b) in respect of any Breach, if and to the extent that it would not have arisen but for any voluntary act, omission, transaction or arrangement after the date hereof by the Buyer, DP or Vasco or any change in the nature or manner of conduct of the Seller's Business after the Closing;

c) in respect of any Breach, to the extent that any liability arises or is increased as a result of any statutory change in the basis or method of calculation of or increase in the rate or rates of taxation;

d) in respect of any Breach, to the extent of the amount of any provisions in the financial statements of DB or DP as of December 31, 1995 or the intermediary financial statements as of June 30, 1996, in respect of the liability giving rise to the Breach in question.

9.9. The Buyer shall or shall cause DP to reimburse to the Seller any amount paid by the Seller under this Article 9 to the extent that such amount is subsequently recovered by or paid to the Buyer, to DP or to Vasco by any third party (including under any policy of insurance) as a result of the same facts or matters which have given rise to the payment of the sum paid by the Seller less any costs of recovery of such amount from such third party and after discounting any overall tax effect, and the Buyer shall and shall procure that DP or any third party take all reasonable steps to obtain such recoveries and payments.

Article 10

The representations, warranties and covenants contained in this Agreement shall survive the execution of this Agreement and the closing of the transactions contemplated hereby.

Article 11

In addition to the above additional terms and conditions to the Agreement, the parties agree that the Heads of Agreement shall be modified as follows:

AA. The purchase Price to be paid by VDSE for 100% of the stock of DP shall be $ 8 200 000 (U.S. Dollars).

BB. The purchase Price of $ 8 200 000 (U.S. Dollars) shall be paid as follows:

1. Payment no. 1 of $ 4 800 000 (U.S. Dollars) in cash shall be paid at the Closing.

2. Payment no. 2 of $ 3 400 000 (U.S. Dollars) shall be due and payable on December 31, 1997, and




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3. As provided in the Heads of Agreement, Payment no. 2 shall be irrevocably and unconditionally guaranteed by means of an Irrevocable Letter of Credit or Irrevocable Bank Guarantee in favor of DL issued by a first-class bank acceptable to DIL.

Article 12

12.1. The validity, interpretation and performance of this Agreement shall be governed by the laws of the Kingdom of Belgium.

12.2. Any dispute concerning the validity, the interpretation or the performance of this Agreement shall be finally settled by arbitration under the rules of the CEPANI, by three arbitrators appointed in accordance with said Rules, one to be appointed by the Seller, one to be appointed by the Buyer and the third to be appointed by the first two or otherwise in accordance with such Rules. The place of arbitration shall be Brussels, Belgium. The proceedings shall be conducted in the French language. Any dispute arising between the contracting parties shall be subject to prior conciliation.


IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement in six original copies as of the 9th day of July 1996.



                                        VASCO Corp.
                                        By: /s/ Kendall Hunt



                                        VASCO DATA SECURITY EUROPE S.A.
                                        By: /s/ Kendall Hunt



                                        DIGILINE S.A.
                                        By: /s/ Dominique COLARD



                                        DIGIPASS S.A.
                                        By: /s/ Jean Louis DALCQ



                                        By: /s/ Jean DEMEUR



                                        /s/ Dominique COLARD










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SCHEDULE 1



DC has a consultancy contract with TP

TP has a consultancy contract with DP

DP rents the office building from TP

DP rents 4 cars from DB

DC owns patents rights in relation to security tokens

DB has an outstanding debt towards DIL of 4.500.000 BEF plus interests (900.000 BEF at June30, 1996)


SCHEDULE 2
Certificate of Incorporation as amended to date and by laws of DP.


SCHEDULE 3
Not applicable


SCHEDULE 4
Any taxes to be paid pursuant to an examination by the tax authorities of the accounts of DP and DB for any period before June 30th, 1996.


SCHEDULE 5
Not applicable





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SCHEDULE 6

Annual employees charges
                                     Annual    Holiday   13th     Meal           Medical
            Date in   Monthly Cost    Cost      Cost     Month   Check   Insur.   Cost      Car      Total
J. Valke    2/11/88         242000    2904000                             69928            406404    3380332
M. Lebrun                   200000    2400000                                                        2400000
L. Duray    23/09/91         86700    1040400    73695   117088   39600   41616     1920             1314319
N. Buseyne  2/9/91           86853    1042236    73825   117295   39600   41689     1920             1316565
C. Skworcz  29/6/92          45902     550824    39017    61991   39600             1920              693351
A. Avi      16/10/92         93244    1118928    79257   125926   39600   44757     1920             1410389
P. Detry    2/8/93           73834     886008    62759    99713   39600   35440     1920             1125440
Ph. Back    22/10/93         84897    1018764    72162   114653   39600   40751     1920             1287850
JP. Lafot   2/5/96          119231    1430772   101346   161021   39600   57231     1920             1791891